Exhibit 21
Subsidiaries of Registrant

Zebra Technologies Corporation – a Delaware corporation (NASDAQ listing: ZBRA)
Antuit Canada, Inc. – a British Columbia corporation
Antuit Holdings Pte. Ltd. – a Singapore private company limited by shares
Antuit India Private Limited – an Indian private limited company
Antuit UK Limited – a UK private limited company
Antuit, Inc. – a Delaware corporation
Genuine Zebra Technologies Trading (Shanghai) Co., Ltd. – a PRC limited liability company
Matrox Electronic Systems Ltd., a Canadian corporation
Matrox International Corp., a New York corporation
Profitect Technologies (2007) Ltd. – an Israeli private limited company
Psion Africa (Proprietary) Limited – a South African private company
Psion ApS – a Danish private limited company
Psion Holdings Limited – a UK private limited company
Psion SARL – a Swiss limited liability company
Psion Systems India Private Limited – an Indian private limited company
Reflexis Systems (UK) Limited – a UK private limited company
Reflexis Systems India Private Limited – an Indian private limited company
Symbol Technologies Africa, LLC – a Delaware limited liability company
SYMBOL TECHNOLOGIES INDIA PRIVATE LIMITED – an Indian private limited company
Symbol Technologies International, LLC – a Delaware limited liability company
Symbol Technologies, LLC – a Delaware limited liability company
Telxon Corporation – a Delaware corporation
Temptime Corporation – a Delaware corporation
Zebra Diamond Holdings Limited – a UK private limited company
Zebra Enterprise Israel Ltd. – an Israeli private limited company
Zebra Jersey Holdings I Limited – a Jersey private limited company
Zebra Jersey Holdings II Limited – a Jersey private limited company
Zebra Luxco I S.a r.l. – a Luxembourg limited liability company
Zebra Luxco III S.a r.l – a Luxembourg limited liability company
Zebra Luxco V S.a r.l. – a Luxembourg limited liability company
Zebra Technical Services (Guangzhou) Co., Ltd. – a PRC limited liability company
Zebra Technologies (Barbados) FinCo SRL, a Barbados international society with restricted liability
Zebra Technologies (Hong Kong) Limited – a Hong Kong limited company
Zebra Technologies (New Zealand) Limited – a New Zealand limited company
Zebra Technologies (Thailand) Ltd. – a Bangkok private limited company
Zebra Technologies AB – a Swedish limited liability company
Zebra Technologies Argentina S.A. – an Argentinean limited private company
Zebra Technologies Asia Pacific Pte. Ltd. – a Singapore private company limited by shares
Zebra Technologies Australia Pty Ltd – a Victoria private company limited by shares
Zebra Technologies Austria GmbH – an Austrian limited liability company
Zebra Technologies B.V. – a Netherlands limited liability company
Zebra Technologies Belgium BVBA – a Belgian limited liability company
Zebra Technologies Canada, ULC – a Canadian unlimited liability company
Zebra Technologies Chile SpA, a Chilean simplified corporation
Zebra Technologies Colombia S.A.S. – a Colombian simplified trading stock company
Zebra Technologies Colombia, LLC – a Delaware limited liability company
Zebra Technologies Corporation Charitable Foundation, a Delaware not for profit corporation
Zebra Technologies CZ s.r.o. – a Czech limited liability company
Zebra Technologies d.o.o. Beograd – a Serbian limited liability company
Zebra Technologies de Reynosa, S. de R.L. de C.V. – a Mexican limited liability company
Zebra Technologies do Brasil – Comércio de Produtos de Informática Ltda. – a Brazilian limited liability company
Zebra Technologies Enterprise de Mexico, S. de R.L. de C.V. – a Mexican limited liability company
Zebra Technologies Europe Limited – a private UK company limited by shares
Zebra Technologies France S.A.S. – a French limited liability company

Zebra Technologies Germany GmbH – a German limited liability company
Zebra Technologies Hellas Single Member IKE – a Greek private limited company
Zebra Technologies India Private Ltd. – an Indian private limited company
Zebra Technologies International, LLC – an Illinois limited liability company
Zebra Technologies Italy S.R.L. – an Italian limited liability company
Zebra Technologies Japan Co. Ltd. – a Japanese joint stock company
Zebra Technologies Korea YCH – a Korean limited liability company
Zebra Technologies Lanka (Private) Limited – a Sri Lanka private limited company
Zebra Technologies LXIP Corporation – a Delaware corporation
Zebra Technologies Magyarország Kft. – a Hungarian limited liability company
Zebra Technologies Malaysia Sdn. Bhd. – a Malaysian private limited company
Zebra Technologies Mexico, LLC – a Delaware limited liability company
Zebra Technologies MS Holdings, LLC – a Delaware limited liability company
Zebra Technologies Netherlands B.V. – a Netherlands limited liability company
Zebra Technologies Norway AS – a Norweigan limited company
Zebra Technologies RSC, LLC – a Delaware limited liability company
Zebra Technologies Russia OOO – a Russian limited liability company
Zebra Technologies Spain, S.L. – a Spanish limited liability company
Zebra Technologies Sp. z.o.o. – a Polish limited liability company
Zebra Technologies Taiwan Co., Ltd. – a Taiwanese limited liability company
Zebra Technologies Thailand LLC – a Delaware limited liability company
Zebra Teknolojileri Sistem Cozumleri Anonim Sirketa – a Turkish joint stock company
ZTP Portugal, Unipessoal, Lda – a Portuguese private limited company